UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2011

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32404 (Commission File Number)	06-1529524 (IRS Employer Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of the shareholders (the “Annual Meeting”) of Majesco Entertainment Company (the “Company”) was held on April 14, 2011.
(b) At the Annual Meeting, shareholders of the Company voted to approve the election of Allan I. Grafman and Stephen Wilson as Class III Directors of the Company. In addition, the shareholders voted to ratify the appointment of EisnerAmper LLP (“EisnerAmper”) as the Company’s independent public accountant for the fiscal year ending October 31, 2011. With respect to the election of Mr. Grafman, 11,867,151 votes were cast for his election, and 52,574 votes were withheld. With respect to Mr. Wilson, 11,867,124 votes were cast for his election, and 52,601 votes were withheld. With respect to the ratification of EisnerAmper as the Company’s independent public accountant, 24,616,743 votes were cast in favor of ratification, 5,864 votes were cast against ratification, and 20,873 votes were withheld.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: April 18, 2011	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer